Exhibit 99.1

10 Cliveden Place

London SW1W 8LA

22nd February, 2021

R. Thornton Esq.,

Chairman & CEO

SunLink Health Systems Inc.

900 Circle 75 Pkwy., Suite 1120

Atlanta, GA 30339

Dear Bob,

Please accept with immediate effect my resignation from the Board of Sunlink Health Systems Inc.

It is sad it didn’t work out better but I know you and the rest of the Board have done your best to build value for shareholders.

I wish you my very best wishes for the future.

Yours sincerely,

/s/ Christopher HB Mills

Christopher HB Mills